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                                                                      EXHIBIT 21

EXHIBIT 21 - SUBSIDIARIES OF THE COMPANY

First Northern Community Bancorp

Subsidiaries as of December 31, 2000

                                                       State of
                                                     Incorporation
                                                     -------------

First Northern Bank of Dixon                           California

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